UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2025
TEXTRON INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-5480	05-0315468
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
40 Westminster Street, Providence, Rhode Island  02903
(Address of principal executive offices)
Registrant’s telephone number, including area code: (401) 421-2800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock – par value $0.125	TXT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
Item 8.01 Other Events.

On October 16, 2025, Textron Inc.’s management approved a plan to eliminate Textron eAviation as a separate reporting segment by realigning Textron eAviation’s business activities within other Textron reporting segments, effective January 4, 2026, the beginning of Textron’s 2026 fiscal year.

Under this realignment, a significant part of Textron eAviation, including Pipistrel, will become part of the Textron Aviation reporting segment to enable the business to more effectively leverage the development, manufacturing and sales expertise at Textron Aviation. Further, Textron eAviation’s manned and unmanned products for military applications and related research and development activities will be included in the results of the Textron Systems reporting segment, which is best suited to provide more direct access to the targeted customer base for these products. Finally, certain Textron eAviation research and development activities encompassing digital flight control and air vehicle management systems, which we expect will benefit several of our segments, will be reported within Corporate expenses.

Textron Inc.’s ongoing reporting segments will be Textron Aviation, Bell, Industrial, Textron Systems and Finance. Textron Inc. will begin to report under the new segment reporting structure with the filing of its Quarterly Report on Form 10-Q for the first quarter of 2026. Prior year segment data will be recast to reflect the new presentation after the first quarter Form 10-Q is filed. As part of our Q4 2025 Earnings Call Presentation we will provide certain 2025 recast information.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

By:	/s /Mark S. Bamford
Mark S. Bamford
Vice President and Corporate Controller

Date: October 16, 2025